                                                                   EXHIBIT 99.13

                      CONSENT OF NOMINEE JAMES B. MCCARTHY

         Pursuant to Rule 483 of the General Rules and Regulations under the Securities Act of 1933, I hereby consent to the use of information about and all references to me in the Joint Proxy Statement/Prospectus which is a part of this Registration Statement.


                                        JAMES B. MCCARTHY
                                        ---------------------------------------
                                        James B. McCarthy


May 28, 1996